UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012 (December 20, 2012)

NTS, INC.
(formerly Xfone, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices)

806-771-5212
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting of NTS, Inc.’s (f/k/a Xfone, Inc., the “Company”) shareholders (the “Meeting”) was held on December 20, 2012, at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission on November 7, 2012.

The following items of business were voted upon by the stockholders at the Meeting:

(1)
A proposal to re-elect 4 (four) directors and elect 5 (five) directors, each such director to serve until the 2013 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death.

All director nominees were re-elected/elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Guy Nissenson	24,172,058	404,184	6,440,325
Shemer S. Schwarz	24,140,858	435,384	6,440,325
Arie Rosenfeld	24,141,658	434,584	6,440,325
Timothy M. Farrar	24,111,442	464,800	6,440,325
Alan L. Bazaar	24,154,358	421,884	6,440,325
Don Carlos Bell III	24,154,358	421,884	6,440,325
Andrew J. MacMillan	24,154,158	422,084	6,440,325
Jeffrey E. Eberwein	24,177,558	398,684	6,440,325
Richard K. Coleman, Jr.	24,149,358	426,884	6,440,325

(2)	A proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2012.

The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2012, was approved and the votes were cast as follows:

For	Against	Abstain
30,824,618	19,336	172,613

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS, Inc.

Date: December 20, 2012	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board of Directors

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